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                                                                    EXHIBIT 10.7

[Date], 2001

[Name1]
[Address]

     Re:  Amendment of SilverStream Options
          ---------------------------------

Dear [Name2]:

We would like to modify all of the options granted to you by SilverStream on or prior to today's date (the "Prior Options") to provide that upon a change of control of SilverStream, one-half of your unvested options will automatically vest and the balance of your unvested options will vest over a period of time that is one-half of the vesting period then remaining. Accordingly, subject to your agreement hereof, all of your Prior Options are hereby amended by adding the following language to each Prior Option agreement:

     Inthe event of (a) a merger or consolidation of the Company with or into another entity, (b) the sale of all or substantially all of the assets of the Company, or (c) the acquisition by another entity of at least fifty percent (50%) of the Company's then-outstanding voting stock (each an "Acquisition Event"), then (x) fifty percent (50%) of the then-unvested Shares granted hereunder shall automatically vest and become immediately exercisable as of a date (the "Accelerated Vesting Date") prior to the effective date of the Acquisition Event as specified by the Board of Directors of the Company prior to such effective date and (y) the balance of any then-unvested Shares granted hereunder (after giving effect to subsection (x) of this paragraph) shall vest, pro rata, over a period of time that is 50% of the vesting period then remaining before giving effect to the Acquisition Event. At least 10 business days prior to the effective date of the Acquisition Event (but in any event not later than the Accelerated Vesting Date), the Company shall give the Participant notice of such Acquisition Event and advise the Participant of his or her right to exercise the Shares accelerated by the occurrence of such Acquisition Event.

Except for the foregoing amendment, all other terms of your Prior Options are unaffected hereby.

Please indicate your agreement with the above amendment by signing a copy of this letter where indicated below and returning the signed copy to me at your earliest convenience.

Please contact me if you have any questions.

Sincerely,


Charles C. Cabot, III
Vice President, Human Resources